UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)	Previous Independent Accountants.
On August 24, 2010, Liberator Medical Holdings, Inc. (the “Company”), dismissed Berenfeld, Spritzer, Shechter & Sheer LLP (“Berenfeld”) as its independent accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.
Berenfeld’s audit reports on the financial statements of the Company and its subsidiaries as of and for the fiscal years ended September 30, 2009 and 2008, and the nine month period ended September 30, 2007 (collectively, the “Financial Statements”) did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with Berenfeld’s audits for the two fiscal years ended September 30, 2009, the nine month period ended September 30, 2007, and the subsequent interim period through August 24, 2010, there have been no disagreements with Berenfeld on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berenfeld, would have caused it to make reference to the subject matter of the disagreements in connection with its audit reports on the Financial Statements. Additionally, during the two most recent fiscal years and through August 24, 2010, there have been no reportable events, as such term is defined in Item 304(a)(1)(v) of Registration S-K.
The Company requested that Berenfeld furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Berenfeld’s letter dated August 26, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b)	New Independent Accountants.
On August 24, 2010, the Company engaged Crowe Horwath LLP (“Crowe Horwath”) as the Company’s new independent accountants to audit the Company’s financial statements for the fiscal year ending September 30, 2010. The Audit Committee of the Company’s Board of Directors and the Board of Directors as a whole approved the Company’s engagement of Crowe Horwath.
During the two most recent fiscal years and through August 24, 2010, the Company has not consulted with Crowe Horwath regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Crowe Horwath concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304 (a)(1)(v) of Regulation S-K).
The Company provided a draft copy of this Current Report on Form 8-K to Crowe Horwath LLP prior to its filing in order to provide Crowe Horwath LLP with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the requests in which Crowe Horwath LLP does not agree with the statements made by the Company in response to Item 304(a). Crowe Horwath LLP has advised the Company that it will not send a responsive letter to the Company.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

16.1	Berenfeld, Spritzer, Schechter & Sheer, LLP, letter dated August 26, 2010, regarding the change in Registrants certified public accountant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2010	/s/ Mark A. Libratore
Mark A. Libratore, President

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